Exhibit 99.1
Contact:
Priscilla Harlan
Vice President, Corporate Communications & Investor Relations
Molecular Insight Pharmaceuticals, Inc.
(617) 492-5554
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals, Inc. Enters into Agreement to Purchase
Radiopharmaceutical Manufacturing Facility
Cambridge, MA, May 17, 2007 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that it has entered into a purchase agreement to acquire a commercial-scale radiopharmaceutical manufacturing facility located in Denton, Texas. Molecular Insight is acquiring the facility from NeoRx Manufacturing Group, Inc., a wholly owned subsidiary of Poniard Pharmaceuticals, Inc., for a cost of three million dollars.
“Acquisition of a comprehensive radiopharmaceutical manufacturing facility is in line with our strategy to expand our options for the manufacture of our portfolio of product candidates, including molecular imaging pharmaceuticals such as Zemiva™ and Trofex™, and targeted radiotherapeutic products such as Azedra™, Onalta™ and Solazed™,” said David S. Barlow, Chairman and CEO of Molecular Insight. “The ability to produce our own products will complement our existing strong relationships with contract vendors. Financially, our previously disclosed cash forecasts have factored in the possibility of such an acquisition, which we believe will be operational in time for the potential launch of Zemiva.”
The manufacturing facility contains more than 80,000 square feet of pharmaceutical manufacturing, warehouse, clean room and administrative office space. The closing of the transaction is subject to a 45-day feasibility review period during which Molecular Insight will conduct a due diligence inspection of the facility and other customary closing conditions.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The company is focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Its lead targeted radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. The company’s lead molecular imaging pharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. In addition, the company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, statements about the acquisition of the facility, the development of Azedra™, Onalta™, Zemiva™ and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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Molecular Insight Pharmaceuticals, Inc.  •  160 Second Street  •  Cambridge, MA 02142
Tel: 617.492.5554  •  Fax: 617.492.5664  •  www.molecularinsight.com